RESTATEMENT

                                     OF THE

                                     BY-LAWS

                                       OF

                        SELIGMAN HIGH INCOME FUND SERIES

                           AS ADOPTED OCTOBER 9, 1984
                           AND AMENDED: DECEMBER 11, 1984
                                        MARCH 10, 1987
                                        DECEMBER 20, 1990
                                        JANUARY 18, 1991
                                        NOVEMBER 19, 1992

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                        SELIGMAN HIGH INCOME FUND SERIES

                                     BY-LAWS

                                    ARTICLE I

                                  SHAREHOLDERS

         SECTION 1. PLACE OF MEETING. All meetings of the Shareholders shall be held at the principal office of the Trust in the Commonwealth of Massachusetts or at such other place within the United States as may from time to time be designated by the Trustees and stated in the notice of such meeting.

         SECTION 2. SPECIAL OR EXTRAORDINARY MEETINGS. Special or extraordinary meetings of the Shareholders for any purpose or purposes may be called by the Chairman or a majority of the Trustees, and shall be called by the Secretary upon receipt of the request in writing signed by Shareholders holding not less than twenty-five per cent (25%) of the Shares issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting. The Secretary shall inform such Shareholders of the reasonably estimated costs of preparing and mailing such notice of meeting and upon payment to the Trust of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting as required in this Article and By-Law to all Shareholders entitled to notice of such meeting. No special meeting need be called upon the request of the holders of Shares entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of Shareholders held during the preceding twelve months.

         SECTION 3. NOTICE OF MEETINGS. Not less than ten days' or more than ninety days' written or printed notice of every meeting of Shareholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each Shareholder entitled to vote thereat by leaving the same with him or at his residence or usual place of business by mailing it, postage prepaid, and addressed to him at his address as it appears upon the books of the Trust. If mailed, notice shall be deemed to be given when deposited in the United Stated mail addressed to the Shareholder as aforesaid.

         No notice of the time, place or purpose of any meeting of Shareholders need be given to any Shareholder who attends in person or by proxy or to any Shareholder who executes a written waiver of such notice, either before or after the meeting is held, and which notice is filed with the records of the meeting.

         SECTION 4. RECORD DATES. The Trustees may fix, in advance, a date not more than ninety (90) or less than ten (10) days preceding the date of any meeting of Shareholders as a record date for the determination of the Shareholders entitled to notice of and to vote at such meeting; and only
Shareholders of record on such date shall be entitled to notice of and to vote at such meeting.

         SECTION 5. QUORUM AND ADJOURNMENT OF MEETINGS. The presence in person or by proxy of the holders of record of a majority of the Shares of the Trust issued and outstanding and entitled to vote thereat shall constitute a quorum at
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all meetings of the Shareholders except as otherwise provided in the Declaration of Trust. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the holders of a majority of the Shares present in person or by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of Shares entitled to vote at such meeting shall be present. At such adjourned meeting at which the requisite amount of Shares entitled to vote thereat shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

         SECTION 6. VOTING AND INSPECTORS. At all meetings, Shareholders of record entitled to vote thereat shall have one vote for each Share standing in his name on the books of the Trust (and such Shareholders of record holding fractional shares, if any, shall have proportionate voting rights) on the date of the determination of Shareholders entitled to vote at such meeting, either in person or by proxy appointed by instrument in writing subscribed by such Shareholder or his duly authorized attorney. No proxy shall be valid eleven months after its date. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or officers of the Trust.

         All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by statute or by the Declaration of Trust or by these By-Laws.

         At any election of Trustees, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the Shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken.
No candidate for the office of Trustee shall be appointed such inspector.

         SECTION 7. CONDUCT OF MEETINGS. The meetings of the Shareholders shall be presided over by the Chairman, or if he is not present, by the President, or if none of them is present, by a Chairman to be elected at the meeting. The Secretary of the Trust, if present, shall act as a Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor any Assistant Secretary is present, then the meeting shall elect its Secretary.

         SECTION 8. CONCERNING VALIDITY OF PROXIES, BALLOTS, ETC. At every meeting of the Shareholders, all proxies shall be required and taken in charge of and all ballots shall be required and canvassed by the Secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the Chairman of the meeting, in which event such inspectors of election shall decide all such questions.

         SECTION 9. ACTION WITHOUT MEETINGS. Except as otherwise provided by law, the provisions of these By-Laws relating to notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting if a majority of the Shareholders entitled to vote upon the action consent to the action in writing

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and such consents are filed with the records of the Trust. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.


                                   ARTICLE II

                                    TRUSTEES

         SECTION 1. NUMBER AND TENURE OF OFFICE. The property of the Trust shall be controlled by and the business and affairs of the Trust shall be conducted and managed by not less than two (2) or more than thirteen (13) Trustees, as may be fixed from time to time by a written instrument signed by a majority of the Trustees then in office. Trustees need not be Shareholders. The tenure of office of each Trustee shall be set by resolution of the Trustees, except that any Trustee may resign his office or be removed from office for cause pursuant to the provisions of the Declaration of Trust.

         SECTION 2. VACANCIES. In the case of any vacancy or vacancies in the office of Trustee through death, resignation or other cause, other than an increase in the number of Trustees, a majority of the remaining Trustees although a majority is less than a quorum, by an affirmative vote, or the sole remaining Trustee, may elect a successor or successors, as the case may be, to hold office.

         SECTION 3. INCREASE OR DECREASE IN NUMBER OF DIRECTORS. The Trustees, by the vote of a majority of all the Trustees then in office, may increase the number of Trustees and may elect Trustees to fill the vacancies created by any such increase in the number of Trustees. The Trustees, by the vote of a majority of all the Trustees then in office, may likewise decrease the number of Trustees to a number not less than two.

         SECTION 4 PLACE OF MEETING. The Trustees may hold their meetings, have one or more offices, and keep the books of the Trust, outside the Commonwealth of Massachusetts, at any office or offices of the Trust or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         SECTION 5. REGULAR MEETINGS. Regular meetings of the Trustees shall be held at such time and on such notice as the Trustees may from time to time determine.

         SECTION 6. SPECIAL MEETINGS. Special meetings of the Trustees may be held from time to time upon call of the Chairman, the Secretary or two or more of the Trustees, by oral or telegraphic or written notice duly served on or sent or mailed to each Trustee not less than one day before such meeting. No notice of any special meeting need be given to any Trustee who attends in person or to any Trustee who executes a written waiver of such notice, either before or after the meeting is held, and which notice is filed with the records of the meeting. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

         SECTION 7. QUORUM. One-third of the Trustees then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Trustees. If at any meeting of Trustees there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Trustees present at any meeting at which there is a quorum

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shall be the act of the Trustees,  except as otherwise  specifically provided by statute or by the Declaration of Trust or by these By-Laws.

         SECTION 8. COMMITTEES. The Trustees, by the majority vote of all the Trustees then in office, may appoint from the Trustees committees which shall in each case consist of such number of Trustees (not less than two) and shall have and may exercise such powers as the Trustees may determine in the resolution appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Trustees shall otherwise provide. The Trustees shall have power at any time to change the members and powers of any such committee, to fill vacancies and to discharge any such committee.

         SECTION 9. TELEPHONE MEETINGS. Trustees or a committee of the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitute presence in person at the meeting.

         SECTION 10. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Trustees or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all the Trustees then in office or all members of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Trustees or committee.

         SECTION 11. COMPENSATION. No Trustee shall receive any stated salary or fees from the Trust for his services as such if such trustee is, otherwise than by reason of being such Trustee, an interested person (as such term is defined by the Investment Company Act of 1940) of the Trust or of its investment adviser or principal underwriter. Except as provided in the preceding sentence, Trustees shall be entitled to receive such compensation from the Trust for their services as may from time to time be voted by the Trustees.

                                   ARTICLE III

                                    OFFICERS

         SECTION 1. EXECUTIVE OFFICERS. The executive officers of the Trust shall be chosen by the Trustees. These shall include a Chairman (who shall be a Trustee), a President, one or more Vice Presidents (the number thereof to be determined by the Trustees), a Secretary and a Treasurer. The Trustees may also in their discretion appoint Assistant Secretaries, Assistant Treasurers and other officers, agents and employees, who shall have such authority and perform such duties as the Trustees may determine. The Trustees may fill any vacancy which may occur in any office. Any two offices, except those of Chairman and any President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

         SECTION 2. TERM OF OFFICE. The term of office of all officers shall be one year and until their respective successors are chosen and qualified. Any officer may be removed from office at any time with or without cause by the vote of a majority of all the Trustees then in office.

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         SECTION 3. POWERS AND DUTIES. The officers of the Trust shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Trustees.

                                   ARTICLE IV

                                 SHARE INTERESTS

         SECTION 1. CERTIFICATES FOR SHARES. Shareholders are not entitled to receive certificates evidencing their Share ownership, unless the Trustees shall by resolution otherwise determine.

         SECTION 2. TRANSFER OF SHARES. Shares of the Trust shall be transferable on the register of the Trust by the holder thereof in person or by his agent duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization of such other matters as the Trust or its agents may reasonably require.

         SECTION 3. REGISTER OF SHARES. A register of the Trust, containing the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof, shall be kept at the principal offices of the Trust or, if the Trust employs a Transfer Agent, at the offices of the Transfer Agent of the Trust.

                                    ARTICLE V

                                      SEAL

         The Trustees may provide for a suitable seal, in such form and bearing such inscriptions as they may determine.

                                   ARTICLE VI

                                   FISCAL YEAR

      The fiscal year of the Trust shall begin on the first day of January and shall end on the last day of December in each year.

                                   ARTICLE VII

                                 INDEMNIFICATION

         A representative of the Trust shall be indemnified by the Trust with respect to each proceeding against such representative, except a proceeding brought by or on behalf of the Trust, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such representative in connection with such proceeding, provided that such representative to be in or not opposed to the best interests of the

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Trust and, with respect to any criminal  proceeding,  had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith in a manner which reasonably believed to be in or not opposed to the best interests of the Trust and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

         A representative of the Trust shall be indemnified by the Trust, with respect to each proceeding brought by or on behalf of the Trust to obtain a judgment or decree in its favor, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust; except that no indemnification shall be made in respect of any claim, issue, or matter as to which such representative has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Trust, unless and only to the extent that the court in which the proceeding was brought, or a court of equity in the county in which the Trust has its principal office, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such corporate representative is fairly and reasonably entitled to indemnity for the expenses which the court considers proper.

         To the extent that the representative of the Trust has been successful on the merits or otherwise in defense of any proceeding referred to in the preceding two paragraphs, or in defense of any claim, issue or matter therein, the Trust shall indemnify him against all expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Except as provided in the preceding paragraph any indemnification under the first two paragraphs of this Article (unless ordered by a court) shall be made by the Trust only as authorized in the specific case upon a determination that indemnification of the representative of the Trust is proper in the circumstances because he has met the applicable standard of conduct set forth in such paragraphs. The determination shall be made (1) by the Trustees by a majority vote of a quorum consisting of Trustees who were not parties to the proceeding, or (2) if a quorum is not obtainable or if a quorum of disinterested Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Shareholders.

         Expenses (including attorneys' fees) incurred in defending a proceeding may be paid by the Trust in advance of the final disposition thereof if (1) authorized by the Trustees in the specific case, and (2) the Trust receives an undertaking by or on behalf of the representative of the Trust to repay the advance if it is not ultimately determined that he is entitled to be indemnified by the Trust as authorized in this Article.

         The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a representative of the Trust or other person may be entitled under any agreement, vote of Shareholders or disinterested Trustees or otherwise, both as to action in his official capacity and as to action in another capacity while holding the office, and shall continue as to a person who has ceased to be a Trustee, officer, employee or agent and inure to the benefit of his heirs and personal representatives.

         The Trust may purchase and maintain insurance on behalf of any person who is or was a Trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trust as a trustee, director, officer, employee or

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agent  of  another  trust,  corporation,  partnership,  joint  venture  or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, regardless of whether the Trust would have the power to indemnify him against the liability under the provisions of this Article.

         Nothing contained in the Section shall be construed to indemnify any representative of the Trust against any liability to the Trust or to its security holders to which he would otherwise be subject by reason of misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

         As used in this Article "representative of the Trust" means an individual (1) who is a present or former Trustee, officer, agent or employee of the Trust or who serves or has served another trust corporation, partnership, joint venture or other enterprise in one of such capacities at the request of the Trust, and (2) who by reason of his position is, has been or is threatened to be made a party to a proceeding; and "proceeding" includes any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

                                  ARTICLE VIII

                                    CUSTODIAN

         SECTION 1. The Trust shall have as custodian or custodians one or more trust companies or banks of good standing, each having a capital, surplus and undivided profits aggregating not less than fifty million dollars ($50,000,000), and, to the extent required by the Investment Company Act of 1940, the funds and securities held by the Trust shall be kept in the custody of one or more such custodians, provided such custodian or custodians can be found ready and willing to act, and further provided that the Trust may use as subcustodians, for the purpose of holding any foreign securities and related funds of the Trust such foreign banks as the Trustees may approve and as shall be permitted by law.

         SECTION 2. The Trust shall upon the resignation or inability to serve of its custodian or upon change of the custodian:

            (i) in case of such resignation or inability to serve, use its best efforts to obtain a successor custodian;

            (ii) require that the cash and securities owned by the Trust be delivered directly to the successor custodian; and

            (iii) in the event that no successor  custodian can be found, submit to the Shareholders before permitting delivery of the cash and securities owned by the Trust otherwise than to a successor custodian, the question whether the Trust shall be liquidated or shall function without a custodian.

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                                   ARTICLE IX

                       REMOVAL OF TRUSTEES BY SHAREHOLDERS

         SECTION 1. REMOVAL BY SHAREHOLDERS. No person shall serve as Trustee after the holders of record of not less than two-thirds of the outstanding shares of beneficial interest in the Trust (without regard to Series) have declared that he be removed from the office either by declaration in writing filed with the Secretary of the Trust or by votes cast in person or by proxy at a meeting called for the purpose.

         SECTION 2. MEETING. The Trustees shall promptly call a meeting of shareholders for the purpose of voting upon the question of removal of any Trustee or Trustees when requested in writing so to do by the record holders of not less than 10 per centum of outstanding shares.

         SECTION 3. PROCEDURES. Whenever ten or more Shareholders of record who have been such for at least six months preceding the date of application, and who hold in the aggregate either shares having a net asset value of at least $25,000 or at least 1 per centum of the outstanding shares, whichever is less, shall apply to the Trustees in writing, stating that they wish to communicate with other shareholders with a view to obtaining signatures to a request for a meeting pursuant to this Article IX and accompanied by a form of communication and request which they wish to transmit, the Trustees shall within five business days after receipt of such applications either --

            (1) afford to such applications access to a list of the names and addresses of all Shareholders as recorded on the books of the Trust; or

            (2) inform such applicants as to the approximate number of Shareholders of record and the approximate cost of mailing to them the proposed communications and form of request.

            (3) If the Trustees elect to follow the course specified in paragraph (2) of Section (3) of this Article IX, the Trustees, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all Shareholders of record at their addresses as recorded on the books, unless within five business days after such the Trustees shall mail to such applicants and file with the Securities and Exchange Commission (the "Commission") together with a copy of the material to be mailed, a written statement signed by at least a majority of the Trustees to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion. The trustees shall have a right to demand a hearing before the Commission with regard to such material and shall comply with an order of the Commission relating thereto.

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                                    ARTICLE X

                              AMENDMENT OF BY-LAWS

         The By-Laws of the Trust may be altered, amended, added to or repealed by the Shareholders or by majority vote of all the Trustees then in office; but any such alteration, amendment, addition or repeal of the By-Laws by action of the Trustees may be altered or repealed by Shareholders.

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